EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 1996, except for Note 1, as to which the date is March 12, 1996, appearing on page 38 of Cali Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse LLP
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      PRICE WATERHOUSE LLP

New York, New York
December 31, 1996